Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-197095) on Form S-1 of Malibu Boats, Inc. of our report dated January 6, 2014, relating to our audit of the balance sheet of Malibu Boats, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Indianapolis, Indiana

July 7, 2014